Exhibit 10.1

FIRST INCREMENTAL LOAN COMMITMENT INCREASE AGREEMENT

THIS FIRST INCREMENTAL LOAN COMMITMENT INCREASE AGREEMENT dated as of August 21, 2015 (this “Agreement”) by and among PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“PFS” or the “Borrower”), PFSWEB, INC., a Delaware corporation (“PFSW” or the “Parent”) and certain Subsidiaries and Affiliates identified on the signature pages, as Guarantors, the Incremental Commitment Lenders identified on the signature pages, and REGIONS BANK, as Administrative Agent.

W I T N E S S E T H

WHEREAS, a $40 million revolving credit and term loan credit facility was established pursuant to that Credit Agreement dated as of August 5, 2015 (as amended and modified, the “Credit Agreement”) among PFS, as Borrower, PFSW and certain subsidiaries and affiliates, as Guarantors, the Lenders identified therein and Regions Bank, as Administrative Agent;

WHEREAS, PFS has requested the establishment of additional Revolving Commitments and Term Loan Commitments as “Incremental Loan Facilities” under the provisions of Section 2.1(d) therein;

WHEREAS, the Lenders party to this Agreement have agreed to provide the Incremental Loan Facilities on the terms and conditions provided herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.  Section references are to sections and subsections in the Credit Agreement.

Section 2. Establishment of Incremental Loan Facilities.  Subject to the terms and conditions provided herein, the following Incremental Loan Facilities are hereby established and the Credit Agreement is modified in the following respects.

2.1 Increase in Revolving Commitments and Term Loan Commitments.  The Revolving Commitments and Term Loan Commitments are increased under Appendix A as shown below:

	Before Giving Effect to Increase	Amount of Increase	After Giving Effect to Increase
Revolving Commitments	$30,000,000	$2,500,000	$32,500,000
Term Loan Commitments	$10,000,000	$10,000,000	$20,000,000
	$40,000,000	$12,500,000	$52,500,000

2.2 Schedule of Lenders and Commitments.  Appendix A (Lenders and Commitments) is amended to reflect establishment of the incremental commitments as attached.

2.3 Assignment of Interests.  The Lenders shall purchase and sell assignment interests in the loans and commitments under the Credit Agreement to give effect to the foregoing increases and reallocations as provided herein and as reflected on Appendix A, as updated and revised, attached hereto.

Section 3. Amendment to Credit Agreement.  The Credit Agreement is amended in the following respects:

3.1 In Section 1.01 (Defined Terms) the following terms are added or amended and modified as follows:

“Aggregate Revolving Commitments” means, at any time, the Revolving Commitments of all the Lenders, as referenced and defined in Section 2.1(a), as the same may be increased by the Incremental Facilities in accordance with Section 2.1(d).  On the Closing Date, the initial Aggregate Revolving Commitments were Thirty Million Dollars ($30,000,000).  On the First Incremental Loan Effective Date, the Aggregate Revolving Commitments were increased to Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) as provided in the First Incremental Loan Commitment Increase Agreement.

First Incremental Loan Effective Date” means the effective date of the First Incremental Loan Commitment Increase Agreement, being on or about August 21, 2015.

“First Incremental Loan Commitment Increase Agreement” means that First Incremental Loan Commitment Increase Agreement dated as of August 21, 2015 among the Borrower, the Guarantors, the Lenders identified therein and Regions Bank, as Administrative Agent, regarding the establishment of additional Incremental Loan Facilities under this Agreement.

“Funded Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments but specifically excluding (i) trade payables incurred in the Ordinary Course of Business, and (ii) the portion of Earn-Out Obligations or other similar deferred or contingent obligations incurred in connection with any Acquisition payable in cash (and not in Equity Interests) until such time as such obligations are recognized as a liability on the balance sheet of such Person and its Subsidiaries in accordance with GAAP;

(b) all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the Ordinary Course of Business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the Ordinary Course of Business not past due for more than sixty (60) days after the date on which such trade account payable was created, unless such trade account payable is being disputed in good faith);

(c) all obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds (but excluding, for the avoidance of doubt, any performance bonds issued or to be issued under contractual obligations existing as of the Closing Date in an aggregate amount not to exceed $1.5 million), comfort letters, keep-well agreements and capital maintenance agreements);

(d) the Attributable Principal Amount of Capital Lease Obligations, Synthetic Leases and Securitization Transactions;

(e) all preferred stock and comparable Equity Interests providing for mandatory redemption, sinking fund or other like payments;

(f) the portion of Earn-Out Obligations payable in cash (and not in Equity Interests), whether or not included under clause (a) above, but without duplication, when and as recognized as a liability in accordance with GAAP;

(g) Support Obligations in respect of Funded Debt of another Person; and

(h) Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Funded Debt shall be determined (i) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (ii) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and (iii) based on the amount of Funded Debt that is the subject of the Support Obligations in the case of Support Obligations under clause (g).

“Revolving Commitment” means the commitment of each Lender to make its share of the Revolving Loans and to share in Revolving Obligations hereunder, and the commitment to provide and participate in Letter of Credits and Swingline Loans.  On the Closing Date, the aggregate amount of Revolving Commitments was Thirty Million Dollars ($30,000,000).  On the First Incremental Loan Effective Date, the aggregate amount of Revolving Commitments were increased to Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) and the Revolving Commitments for the Lenders were reconstituted, updated and revised as provided in the First Incremental Loan Commitment Increase Agreement.  The Revolving Commitments of the Lenders are set forth in Appendix A.

“Term Loan Commitment” means the commitment of each Lender to make its share of the Term Loan hereunder; provided that at any time after funding and termination of the commitments relating thereto, determinations of “Required Lenders” shall be based on the outstanding amount of the Term Loan. On the Closing Date, the aggregate amount of Term Loan Commitments was Ten Million Dollars ($10,000,000).  On the First Incremental Loan Effective Date, the aggregate amount of Term Loan Commitments was increased to Twenty Million Dollars ($20,000,000) and the Term Loan Commitments for the Lenders were reconstituted, updated and revised as provided in the First Incremental Loan Commitment Increase Agreement.  The Term Loan Commitments of the Lenders are set forth in Appendix A.

3.2 The following defined terms are also amended and modified as follows:

The “Aggregate Revolving Commitments” and the “Aggregate Revolving Committed Amount” as referenced and defined in Section 2.1(a) is increased by Two Million Five Hundred Thousand Dollars ($2,500,000) from “THIRTY MILLION DOLLARS ($30,000,000)” to “THIRTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($32,500,000)”.

The amount of the Term Loan as referenced and defined in Section 2.1(b) is increased by Ten Million Dollars ($10,000,000) from “TEN MILLION DOLLARS ($10,000,000)” to “TWENTY MILLION DOLLARS ($20,000,000)”.

3.3 After giving effect to this Agreement and establishment of the incremental commitments hereunder, the aggregate amount of additional incremental loans and commitments that may be established after the First Incremental Loan Effective Date under Section 2.1(d)(i) will be Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) and the provisions of Section 2.1(d)(i) amended to read as follows:

(i) any such increase shall be in a minimum amount of $5 million and integral multiples of $1 million in excess thereof (or such lesser amounts as the Administrative Agent shall have agreed), and the aggregate amount of all such increases after the First Incremental Loan Effective Date during the term of this Agreement shall not exceed Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000);

Section 4. Representations and Warranties.  Each of the Credit Parties hereby represents and warrants that:

4.1 It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

4.2 It has executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by Debtor Relief Laws and subject to equitable principles.

4.3 As of the date hereof, (i) the representations and warranties in Section 6 of the Credit Agreement are true and correct in all material respects, except (i) to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) that for purposes hereof, the representations and warranties in subsections (a) and (b) of Section 6.4 shall be deemed to refer to the most recent annual audited and company-prepared quarterly financial statements furnished pursuant to Section 7.1(a) and (b); and

4.4 No Default or Event of Default exists immediately before, or will exist immediately after, giving effect to this Agreement and the establishment of the incremental commitments and the making of the initial loans and extensions of credit hereunder on a Pro Forma Basis.

Section 5. Acknowledgment, Reaffirmation and Confirmation.

5.1 Each of the Guarantors acknowledges and consents to the terms and conditions of this Agreement, affirms its guaranty obligations under the Credit Agreement and other Credit Documents, as amended and modified hereby, including the incremental loans and commitments established hereby.  Nothing contained herein or in any related documents will operate to reduce or discharge any of the obligations of the Guarantors under the Credit Agreement and other Credit Documents.

5.2 Each of the Credit Parties (i) reaffirms the Liens and security interests under the Collateral Documents and other Credit Documents; (ii) agrees that nothing contained herein or in any related documents will operate to impair or adversely affect the Liens and security interests thereunder as security for the Obligations under the Credit Agreement and the other Credit Documents, as amended and modified hereby; and (iii) confirms that the establishment and provision of the Incremental Facilities was expressly contemplated by and within the general purview of the Credit Agreement and the other Credit Documents.

Section 6. Establishment of Incremental Commitments by the Lenders.

6.1 The Lenders providing incremental commitments hereunder (the “Incremental Commitment Lenders”) acknowledge and agree to an increase in their respective commitments as shown on Appendix A, as revised and attached hereto.

6.2 Each of the Incremental Commitment Lenders that was not already a Lender under the Credit Agreement prior to giving effect to this Agreement hereby represents and warrants, and acknowledges and agrees that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby to become a Lender under the Credit Agreement and that the Credit Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by Debtor Relief Laws and subject to equitable principles , (ii) it meets all of the requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the First Incremental Loan Effective Date, it shall be bound by the terms of the Credit Agreement as a Lender with all of the rights and benefits and all of the obligations of a Lender thereunder with the loans and commitments shown, (iv) it has received a copy of the Credit Agreement, as modified and amended, together with copies of the most recent financial statements available under Section 7.1(a) and (b) thereunder and such other documents and such other information as it has deemed appropriate to make its own credit decision to enter into this Agreement, and based on such information, has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has duly completed and delivered to the Administrative Agent and the Borrower all forms and documentation required.

Section 7. Conditions Precedent.  The effectiveness of this Agreement is subject to satisfaction of all of the following conditions precedent, each in form and substance satisfactory to the Administrative Agent and the Incremental Commitment Lenders:

7.1 Receipt by the Administrative Agent of fully executed copies of this Agreement and promissory notes for the Incremental Commitment Lenders.

7.2 Receipt of opinions of counsel for the Borrower and the Guarantors, including, among other things, organization and existence, due authorization, execution, delivery and enforceability of this Agreement.

7.3 Receipt of certificates of responsible officers or directors (as appropriate based on the applicable jurisdiction of organization) of the Borrower and Guarantors hereunder (i) attaching copies of the Organizational Documents certified by a secretary or assistant secretary to be true and correct as of the date hereof (or, if such Organizational Documents have not been amended, modified or supplemented since such Organizational Documents were delivered to the Administrative Agent in connection with the closing of the Credit Agreement, certifying that such Organizational Documents have not been amended, modified or supplemented since such delivery and remain true, correct and complete and in full force and effect as of the date hereof), (ii) attaching copies of the resolutions of its board of directors or managers (or analogous governing body) approving and adopting the transactions contemplated by this Agreement, and authorizing the execution and delivery thereof (which in each case may be included in the resolutions approving the Credit Agreement and the transactions contemplated thereby), certified by a secretary or assistant secretary to be true and correct as of the date hereof; (iii) attaching an incumbency certification identifying the responsible officers that are authorized to execute this Agreement and related documents and to act on their behalf in connection with this Agreement and the Credit Documents, and (iv) in the certificate given by PFS, confirming that no Default or Event of Default exists.

7.4 Payment of fees owing in connection with this Agreement, including upfront fees payable to the Incremental Commitment Lenders and fees and expenses of counsel for the Administrative Agent and the Lenders.

For purposes of determining compliance with the conditions provided herein, each Incremental Commitment Lender shall be deemed to have consented to, approved or accepted, and to have been satisfied with, each document, delivery and other requirement hereunder, unless the Administrative Agent shall have received notice to the contrary prior to the effective date of this Agreement.

Section 8. Break-Funding Indemnity.  The Borrower acknowledges that upon the effectiveness of this Agreement and the establishment of incremental commitments hereunder, the commitment percentages of the Lenders in the respective credit facilities will change and a break-funding event may occur as to existing Adjusted LIBOR Rate Loans thereunder entitling the Lenders to compensation under Section 3.05 of the Credit Agreement depending on circumstances.  Further, in the event the Borrower should submit a Borrowing notice for Adjusted LIBOR Rate Loans in the credit facilities as to which the incremental commitments established hereby shall relate prior to the effective date of this Agreement and in anticipation of closing and funding on or after the effective date of this Agreement, the Borrower acknowledges and agrees that in the event this Agreement shall not have become effective by the date for the Borrowing in the notice, then the Lenders (including the Incremental Commitment Lenders) may be entitled to compensation under Section 3.1(c) of the Credit Agreement depending on circumstances for the entire amount of the requested Adjusted LIBOR Rate Loans (including the portion, if any, that was to be made under the incremental commitments established hereby).

Section 9. Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

Section 10 Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees and expenses of Moore & Van Allen, PLLC, and local counsel to the Administrative Agent in the various jurisdictions where the Credit Parties are located.

Section 11. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery by any party hereto of an executed counterpart of this Agreement by facsimile shall be effective as such party’s original executed counterpart.

Section 12. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and the Lenders shall retain all rights arising under federal law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation

By:
	Name:	Thomas J. Madden
	Title:	Chief Financial Officer

PARENT & GUARANTOR:	PFSWEB, INC., a Delaware corporation

By:
	Name:	Thomas J. Madden
	Title:	Chief Financial Officer

OTHER GUARANTORS:	PFSWEB RETAIL CONNECT, INC., a Delaware corporation

By:
	Name:	Thomas J. Madden
	Title:	Chief Financial Officer

REV SOLUTIONS INC., a Delaware corporation

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

LIVEAREALABS, INC., a Washington corporation

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

CROSSVIEW, INC., (f/k/a CARDINAL ASSET ACQUISITION CORP.), a Delaware corporation

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC, a Delaware limited liability company

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

SUPPLIES DISTRIBUTORS, INC., a Delaware corporation

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:	REGIONS BANK, as the Administrative Agent and the Collateral Agent

By:
Name:
Title:

LENDERS:	REGIONS BANK, as a Lender, Issuing Bank and Swingline Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title: